Exhibit 99.2

© 2022 authID.ai. All Rights Reserved. New York | Bogota | London | Johannesburg NASDAQ : AUID © 2022 authID.ai. All Rights Reserved. Q1 2022 Earnings Conference Call May 9, 2022 Slides Available @ 5:30pm

• This Presentation and information provided at a meeting at which it is presented (the “Presentation") has been prepared on the basis of information furnished by the management of authID.ai or Ipsidy Inc. (“authID.ai” or the “Company”) and has not been independently verified by any third party. • This Presentation is provided for information purposes only. This Presentation is not an offer to sell nor a solicitation of an offer to buy any securities. • While the Company is not aware of any inaccuracies, no warranty or representation is made by the Company or its employees and representatives as to the completeness or accuracy of the information contained herein . This presentation also contains estimates and other statistical data made by independent parties and us relating to market size and other data about our industry . This data involves a number of assumptions and limitations, and you should not give undue weight to such data and estimates . • Information contained in this Presentation or presented during this meeting may include “forward - looking statements . ” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, cash position and cash flow of the Company, financial position, results of operations, business strategy, plans and objectives of management for future operations of both authID . ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward - looking statements . Such forward - looking statements are based on a number of assumptions regarding authID . ai’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice . Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals . Actual results may vary materially from the results anticipated by these forward - looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all ; changes in laws, regulations and practices ; changes in domestic and international economic and political conditions, the impact of the war in Ukraine, the Covid - 19 pandemic and others . See the Company’s Annual Report Form 10 - K for the Fiscal Year ended December 31 , 2021 filed at www . sec . gov for other risk factors which anyone considering a transaction with the Company should consider . These forward - looking statements speak only as to the date of this Presentation or meeting and cannot be relied upon as a guide to future performance . authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this Presentation to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based . • This Presentation contains references to the Company’s and other entities’ trademarks. Such trademarks are the property of their respective owner. The Company does not intend its use or the display of other companies’ trade names or trademarks to imply a relationship with or endorsement of the Company by any other entity. • By reading this Presentation or attending a meeting at which it is presented you accept and agree to these terms, disclaimers and limitations. - 2 - © 2022 authID.ai. All Rights Reserved. Disclaimer & Forward Looking Statements

Momentum Towards Passwordless Identity Assurance x Fortified Security x Strong Identity Assurance x Low Friction Something You Have Sign in with your FIDO credentials? John Doe123 Sign In Device + Biometric Authentication Something You Are - 3 - © 2022 authID.ai. All Rights Reserved.

Annie Pham CFO Effective June 2022 Deepening Our Team Joe Schwartz Promoted to SVP Global Sales Joe Trelin Independent Director Effective April 2022 Christabel Bugla Promoted to SVP Customer Success Brietta Smith Hired as Director, Quality Assurance - 4 - © 2022 authID.ai. All Rights Reserved.

Investments in Best - in - Class, Privacy - First Technology Expanded Low - Code Integration Partners . Award Winning. Patented. Secure. Enhanced UI/UX, Workflow, Speed & Language - 5 - © 2022 authID.ai. All Rights Reserved.

Sales Progress Healthcare Cybersecurity Reduced Credential Phishing & Account Takeover Risks Enhanced Identity Assurance @ Remote Onboarding Biometric Transaction Audit Trail – Know Who! Our Value FinTech - 6 - © 2022 authID.ai. All Rights Reserved.

Where Are We On Our Journey? October 2021 Launched “Minimal Viable Product” Q1 - Q2 2023 We are here Working with early prospects to enhance product adoption Metrics ~Mid - 2022 Begin to attain critical mass - 7 - © 2022 authID.ai. All Rights Reserved.

• Total revenue was $0.6 million for the first quarter ended March 31, 2022, compared with $0.6 million for the first quarter of 2021. • Net loss was $5.3 million for the first quarter ended March 31, 2022, compared with a net loss of $2.5 million for the first quarter of 2021. • Net loss per share was $0.22 for the first quarter ended March 31, 2022, compared with net loss per share of $0.13 for the first quarter of 2021. • Adjusted EBITDA loss was $2.9 million for the first quarter ended March 31, 2022 , compared with a loss of $1.3 million for the first quarter 2021. • The increase in net loss and Adjusted EBITDA loss was principally related to increased investments in technology, marketing, and sales, compared with the first quarter of 2021. • On March 21, completed a $22.5 million financing package that is expected to support authID’s projected working capital needs through 2023. - 8 - © 2022 authID.ai. All Rights Reserved. Financial Results For the First Quarter Ended March 31, 2022

• These resources when combined with cash on hand are estimated to provide sufficient cash for budgeted operations through 2023 • Participants include existing and new investors, and a majority of the Board and Senior Management team who invested over $1.5M - 9 - © 2022 authID.ai. All Rights Reserved. March 2022 $22.5 Million Fundraise ~Amount Instrument $ 9.2 million Issuance of senior secured convertible promissory notes with an interest rate of 9.75% and a conversion price of $3.70 $ 3.0 million Purchase of shares of common stock at a price of $3.03 per share by a new investor $ 0.3 million Purchase of shares of common stock at a price of $3.70 per share by management and Board of Directors $10.0 million Unsecured standby line of credit facility with an existing major investor $22.5 million Total

Q&A © 2022 authID.ai. All Rights Reserved. - 10 - © 2022 authID.ai. All Rights Reserved.

Biometric Authentication Is Driving The New Way © 2022 authID.ai. All Rights Reserved. - 11 - © 2022 authID.ai. All Rights Reserved. 22.7% Projected CAGR Biometrics as a Service market 2021 to 2026 Mordor Intelligence 5 92% Of retail banks are increasing budget for digital transformation Roland Berger. 3 80% Of businesses have a customer recognition strategy in place (+26% vs pre - COVID) Experian 4